As filed with the Securities and Exchange Commission on July 18, 2000
                                                  Registration No. 333-_________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                         LANGUAGEWARE.NET (COMPANY) LTD.
                  --------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

                Israel                                        N/A
               --------                                      ----
            (State or Other                              (IRS Employer
            Jurisdiction of                             Identification
    Incorporation or Organization)                          Number)

          102 South Tejon, Suite 320, Colorado Springs, Colorado 80903
          ------------------------------------------------------------
                                  (719)955-3400
                    (Address of Principal Executive Offices)

                        EMPLOYEE SHARE OPTION PLAN (1995)
                      NON-EMPLOYEE SHARE OPTION PLAN (1998)
                          CEO SHARE OPTION PLAN (1999)
       LANGUAGEWARE.NET (COMPANY) LTD. STAR+GLOBE SHARE OPTION PLAN (2000)
       -------------------------------------------------------------------
                              (Full Title of Plan)

              Todd A. Oseth                                 Copies to:
  Chief Executive Officer and President            Herbert H. Davis III, Esq.
     LanguageWare.net (Company) Ltd.             Rothgerber Johnson & Lyons LLP
        102 South Tejon, Suite 320                1200 17th Street, Suite 3000
     Colorado Springs, Colorado 80903                Denver, Colorado 80202
----------------------------------------                 (303) 623-9000
 (Name and Address of Agent for Service)

          (719) 955-3400
(Telephone Number of Agent for
             Service)

                                           CALCULATION OF REGISTRATION FEE
=====================================================================================================================
                                                                            Proposed Maximum
                                                    Proposed Maximum           Aggregate              Amount of
    Title of Securities         Amount to be         Offering Price             Offering            Registration
      to be Registered           Registered              Per Share               Price                   Fee
      Ordinary Shares            13,266,639             $0.75(2)             $9,949,979(2)            $2,626.79
=====================================================================================================================



         (1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of shares which by reason of certain events specified in the plan may become subject to the plan.

         (2) Pursuant to Rule 457 under the Securities Act of 1933, as amended, the proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated solely for purposes of calculating the registration fee and are based upon the average of the bid and ask prices of the Ordinary Shares as quoted on the NASDAQ Over-the Counter Bulletin Board on July 14, 2000.

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT...................................................II-1
         Item 3.  Incorporation of Documents by Reference....................................................II-1
         Item 5.  Interests of Named Experts and Counsel.....................................................II-2
         Item 6.  Indemnification of Directors and Officers..................................................II-2
         Item 8.  Exhibits...................................................................................II-3
         Item 9.  Undertakings...............................................................................II-3

SIGNATURES...................................................................................................II-5

EXHIBIT INDEX................................................................................................II-7

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents, all of which were previously filed LanguageWare.net (Company) Ltd. (the "Company") (No. 0-26394) with the Commission pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act"), are hereby incorporated by reference:

         (1) the Company's Annual Report on Form 10-K for the year ended December 31, 1999;

         (2) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000;

         (3) the Company's Current Report on Form 8-K filed with the SEC on January 25, 2000, as amended on March 29, 2000;

         (4) the Company's Current Report on Form 8-K filed with the SEC on February 22, 2000, as amended on February 25, 2000;

         (5) the description of the ordinary shares of the Company, par value NIS 0.01 (the "Company Stock"), contained in the Company's Registration Statement on Form 8-A, filed by the Company under Section 12 of the Exchange Act.

         All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         The legality of the Company Stock registered pursuant to this Registration Statement will be passed upon for the Company by the law firm of Yigal Arnon & Co., 22 Rivlin Street, Jerusalem 91000, Israel, which has served as special counsel to the Company in the preparation of this Registration Statement. No members of this law firm have a substantial interest in the Company or are employed on a contingent basis by the Company.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Company's Articles of Association provide that, to the fullest extent permitted by the Israeli Companies' Ordinance (New Version), 1983, as amended (the "Companies' Ordinance"), the Company may indemnify its directors and officers for (a) any financial liability imposed upon them for the benefit of a third party by a judgment, including a settlement or arbitration decision certified by a court, as a result of an act or omission of such person in his capacity as a director or officer of the Company, and (b) reasonable litigation expenses, including legal fees, incurred by such director or officer or which he is obligated to pay by a court order, in proceeding brought against him by or on behalf of the Company or by others, or in connection with a criminal proceeding in which he was acquitted, in each case relating to acts or omissions of such person in his capacity as a director or officer of the Company.

         The Company's Articles of Association provide that, to the fullest extent permitted by the Companies' Ordinance, the Company may procure directors' and officers' liability insurance for (a) breach of the duty of care by any director or offer owed to the Company or to any other person, (b) breach of fiduciary duty by any officer or director owed to the Company, provided such person acted in good faith and had reasonable cause to assume that the action would not prejudice the interests of the Company and (c) any financial liability imposed upon any director or officer for the benefit of a third party by reason of an act or omission of such person in his capacity as a director or officer of the Company. The Company has obtained directors' and officers' liability insurance that insures the Company's directors and officers against such liabilities.

         Under the Companies' Ordinance, the Company may not indemnify or procure insurance coverage for the liability of its Office Holders (as defined in the Companies' Ordinance) in respect of any monetary obligation imposed by reason of (a) an act or omission which constitutes a breach of fiduciary duty, except to the extent described above, (b) a willful breach of the duty of care or reckless disregard of the circumstances or consequences of such breach, (c) an act or omission done with the intent to unlawfully realize personal gain or
(d) a fine or penalty imposed for a criminal offense.

         The Companies' Ordinance defines an "Office Holder" to include a director, general manager, chief executive officer, executive vice president, vice president, other managers directly subordinate to the general manager, and any person assuming the responsibilities of the foregoing positions without regard to such person's title.

         In addition, pursuant to the Companies' Ordinance, indemnification of, and procurement of insurance coverage for, an Office Holder of the Company is permitted if it is approved by the Company's Audit Committee and Board of Directors. In certain circumstances, the Companies' Ordinance also requires approval of such indemnification and insurance by the Company's shareholders.

ITEM 8.  EXHIBITS

         The Company hereby undertakes that it will submit or has submitted any of the plans intended to be qualified under Section 401 of the Internal Revenue Code and any amendment thereto to the Internal Revenue Service (the "IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

         The following exhibits are attached to this registration statement:

         4.1      Employee Share Option Plan (1995)*
         4.2      Non-Employee Share Option Plan (1998)**
         4.3      CEO Share Option Plan (1999)**
         4.4      Languageware.net (Company) Ltd. Star+Globe Share Option Plan
                  (2000)***
         5        Opinion of Yigal Arnon & Co.
         23.1     Consent of BDO Seidman, LLP
         23.2     Consent of BDO Shlomo Ziv & Co.
         23.3     Consent of BDO International
         23.4     Consent of Yigal Arnon & Co. (included in Exhibit 5 hereto)
         24       Power of Attorney (included on signature page)
----------
* Incorporated by Reference from Exhibit 4.2 to Form S-8 filed May 22, 1996, SEC File No. 333-04285.
** Incorporated by Reference from Exhibit 4.2 and 4.3, respectively, to Form S-8 filed January 3, 2000, SEC File No. 333-94019.
*** Incorporated by Reference from Exhibit 10.6(i) to Form 10-K filed March 30, 2000, SEC File No. 000-26394.


ITEM 9.  UNDERTAKINGS

         (a)      Rule 415 Offering

                  The Company hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) Filings Incorporating Subsequent Exchange Act Documents by
Reference

         The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Filing of Registration Statement on Form S-8

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Colorado Springs and the State of Colorado, on this 18th day of July, 2000.

                                       LANGUAGEWARE.NET (COMPANY) LTD.

                                       /s/ Todd A. Oseth
                                       -----------------------------------------
                                       Todd A. Oseth, Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Todd A. Oseth and Thomas B. Foster and each one of them, acting individually and without the other, as his or her attorney-in-fact, each with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                                           Title                                    Date
---------                                           -----                                    ----
/s/ Todd A. Oseth
-----------------------------------
Todd A. Oseth                                       Director, President                      July 18, 2000
                                                    and CEO (Principal
                                                    Executive Officer)

/s/ Thomas B. Foster
-----------------------------------
Thomas B. Foster                                    Chief Financial Officer                  July 18, 2000
                                                    (Principal Accounting and
                                                    Financial Officer)
/s/ Fred A. Snow
-----------------------------------
Fred A. Snow                                        Director, Chairman                       July 18, 2000
                                                    of the Board

/s/ Esther Dyson
-----------------------------------
Esther Dyson                                        Director                                 July 18, 2000


/s/ Francis Vanderhoydonck
-----------------------------------
Francis Vanderhoydonck                              Director                                 July 18, 2000

/s/ Thomas Denys
-----------------------------------
Thomas Denys                                        Director                                 July 18, 2000


/s/ Juzar Motiwalla
-----------------------------------
Juzar Motiwalla                                     Director                                 July 18, 2000


/s/ Harold L. Covert
-----------------------------------
Harold L. Covert                                    Director                                 July 18, 2000


/s/ Daniel Forcart
-----------------------------------
Daniel Forcart                                      Director                                 July 18, 2000


/s/ John O'Neil
-----------------------------------
John O'Neil                                         Director                                 July 18, 2000

                                  EXHIBIT INDEX


   EXHIBIT
   NUMBER                              DESCRIPTION
   -------                             -----------
         4.1      Employee Share Option Plan (1995)*
         4.2      Non-Employee Share Option Plan (1998)**
         4.3      CEO Share Option Plan (1999)**
         4.4      Languageware.net (Company) Ltd. Star+Globe Share
                  Option Plan (2000)***
         5        Opinion of Yigal Arnon & Co.
         23.1     Consent of BDO Seidman, LLP
         23.2     Consent of BDO Shlomo Ziv & Co.
         23.3     Consent of BDO International
         23.4     Consent of Yigal Arnon & Co. (included in Exhibit 5 hereto)
         24       Power of Attorney (included on signature page)

----------

* Incorporated by Reference from Exhibit 4.2 to Form S-8 filed May 22, 1996, SEC File No. 333-04285.

** Incorporated by Reference from Exhibit 4.2 and 4.3, respectively, to Form S-8 filed January 3, 2000, SEC File No. 333-94019.

*** Incorporated by Reference from Exhibit 10.6(i) to Form 10-K filed March 30, 2000, SEC File No. 000-26394.